Exhibit 10.2

THIRD AMENDMENT TO AMENDED & RESTATED
EXECUTIVE ENTRUSTMENT AGREEMENT

This Third Amendment to Amended & Restated Executive Entrustment Agreement ("Third Amendment") is entered into effective March 29, 2017, by and between Callaway Golf K.K., a company organized and existing under the laws of Japan (the "Company") and Alex Boezeman ("Director").

A.    The Company and Director are parties to that certain Amended & Restated Executive Entrustment Agreement entered into as of March 24, 2014, as amended March 24, 2015 and March 22, 2016 (collectively the "Agreement").

B.    The Company and Director desire to amend the Agreement pursuant to Section 14 of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and other consideration, the value and sufficiency of which are acknowledged, the Company and Director agree as follows:

1.	Term. Section 2 of the Agreement is amended to read:

“2. TERM. The term of the Engagement under this Agreement originally commenced on March 24, 2014, was extended by appointment of the shareholders through March 2017, and now by appointment of the shareholders of the Company in March 2017, shall be extended through the date of the ordinary general meeting of shareholders of the Company to be held in March 2018. Thereafter it may be renewed as agreed between the parties and subject to reappointment as a director by the Company’s shareholders.”

2.Compensation. Section 3.1 of the Agreement is amended to read:

“3.1 Remuneration. Effective March 1, 2017, the Company shall pay to the Director an annual gross remuneration of JPY40,056,637, prorated for any partial years of employment.”

3.But for the amendments contained herein, and any other written amendments properly executed by the parties, the Agreement shall otherwise remain unchanged.

IN WITNESS WHEREOF, the parties have executed this Third Amendment on the dates set forth below, to be effective as of the date first set forth above.

DIRECTOR	COMPANY
Callaway Golf K.K

/s/ Alex Boezeman	By: /s/ Patrick S. Burke
Alex Boezeman	Patrick S. Burke, Director

Dated: March 31, 2017	Dated: March 29, 2017